EXHIBIT 21




                                                              Percentage
                                                              of Voting
                                                              Securities
                                      Jurisdiction of          Owned By
Name                                   Incorporation          Registrant
___________________________         _____________________    ______________

Supermarket Cigarette Sales, Inc.         Louisiana               100%